QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

January 28, 2013

Priceline.com Incorporated
800 Connecticut Avenue,
Norwalk, CT 06854

Ladies and Gentlemen:

        In connection with the registration under the Securities Act of 1933, as amended (the "Act") of 2,564,611 shares (the "Securities") of common stock, par value $0.008 per share, of priceline.com Incorporated, a Delaware corporation (the "Company") to be issued to the holders of shares of Class A common stock and Class B common stock of KAYAK Software Corporation, a Delaware Corporation ("KAYAK"), pursuant to the Agreement and Plan of Merger, dated as of November 8, 2012 (the "Merger Agreement"), among the Company, KAYAK and Merger Sub Inc., a Delaware Corporation, I, as General Counsel of the Company, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, I am of the opinion that when the registration statement on Form S-4 of the Company, filed with the Securities and Exchange Commission (the "SEC") on the date hereof (the "Registration Statement"), has become effective under the Act and the Securities have been duly issued and delivered pursuant to the Merger Agreement as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

        The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

        Also, I have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible.

        I hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the reference to me under the heading "Validity of Common Stock" in the proxy statement/prospectus forming a part of the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the SEC.

Sincerely,
/s/ PETER J. MILLONES, ESQ.

QuickLinks

  Exhibit 5.1